Exhibit (d)(3)
FORM OF EXPENSE LIMITATION AGREEMENT
AGREEMENT made as of the 1st day of August 2007 by and between STI Classic Funds (the “Trust”), a Massachusetts business trust, and Trusco Capital Management Inc. (the “Adviser”).
The Adviser hereby agrees to waive its fee and/or reimburse expenses to the extent necessary to limit total operating expenses for the series of the Trust (the “Funds”) set forth on Schedule A to the levels set forth on Schedule A until August 1, 2008.
If at any point before August 1, 2010, it becomes unnecessary for the Adviser to make reimbursements for a particular Fund, the Adviser may retain the difference between the Total Annual Fund Operating Expenses of that Fund and the applicable expense cap to recapture any of its prior reimbursements.
The Trust acknowledges that the Adviser may engage in brokerage transactions using Fund assets with brokers who agree to pay a portion of the Fund’s expenses, and that the Adviser’s guarantee of Fund expense ratios takes into account these expenses-limiting arrangements.
IN WITNESS WHEREOF, the parties hereto have caused this Expense Limitation Agreement to be executed as of the day and year first written above.

STI CLASSIC FUNDS	TRUSCO CAPITAL MANAGEMENT INC.

EXPENSE LIMITATION AGREEMENT
SCHEDULE A

	SHARE	EXPENSE
FUND	CLASS	LIMITATION
Select Large Cap Growth Stock	I	0.95%
	A	0.25%
	C	1.95%

Seix Floating Rate High Income	I	0.55%
	A	0.85%
	C	1.55%

Classic Institutional Cash	Institutional	0.17%
Management Money Market

Classic Institutional Municipal Cash	Institutional	0.20%
Reserve Money Market

Classic Institutional U.S. Government	Institutional	0.20%
Securities Money Market

Classic Institutional U.S. Treasury	Institutional	0.20%
Securities Money Market

	Corporate Trust	0.45%

Life Vision Aggressive Growth	I	0.20%
	A	0.50%
	B	0.95%
	C	1.20%

Life Vision Conservative Growth	I	0.20%
	A	0.50%
	B	0.95%
	C	1.20%

Life Vision Growth & Income	I	0.20%
	A	0.50%
	B	0.95%
	C	1.20%

EXPENSE LIMITATION AGREEMENT
SCHEDULE A
(CONTINUED)

	SHARE	EXPENSE
FUND	CLASS	LIMITATION
Life Vision Moderate Growth	I	0.20%
	A	0.50%
	B	0.95%
	C	1.20%

Life Vision Target Date 2015	I	0.20%
	A	0.50%
	C	1.20%

Life Vision Target Date 2025	I	0.20%
	A	0.50%
	C	1.20%

Life Vision Target Date 2035	I	0.20%
	A	0.50%
	C	1.20%